Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Regency Energy Partners LP of our report dated February 24, 2012 relating to the financial statements of Panhandle Eastern Pipe Line Company, LP and its subsidiaries (predecessor to PEPL Holdings, LLC and subsidiaries), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 7, 2013